Exhibit 99.1

DIRTT Releases Q2 2021 Financial Results

CALGARY, Alberta, August 4, 2021 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we” or “us”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, today announced its financial results for the three months ended June 30, 2021. All financial information in this news release is presented in U.S. dollars, unless otherwise stated.

Second Quarter 2021

•	Revenue of $41.1 million

•	Gross profit margin of 22.4%

•	Adjusted Gross Profit Margin[1] of 27.4%

•	Net loss of $9.7 million

•	Net loss margin of (23.7%)

•	Adjusted EBITDA[1] of ($6.8) million

•	Adjusted EBITDA Margin[1] of (16.6%)

•	Cash balance of $58.3 million

Note: (1) See “Non-GAAP Financial Measures”

Management Commentary

“Second quarter revenue was nearly forty percent higher than first quarter revenue, strengthening our conviction that the first quarter of 2021 represented the trough of our pandemic-impacted revenue,” stated Kevin O’Meara, chief executive officer. “We are pleased with the progress we have been making in implementing our strategic plan, but the environment in which we are working continues to be uncertain. We are closely monitoring potential surges in COVID infection rates and the resulting impact on demand, labor availability, supply chains and our own operations.

“While there has been a broad resumption in non-residential construction activity, many of our clients are experiencing long schedule delays due to a combination of permitting backlogs and material and labor challenges in conventional construction. Our ability to deliver on short lead times is a distinct advantage, helping our clients offset some of these delays, but as DIRTT is installed in the final stages of a project, the delays are negatively impacting the timing of our project delivery, shifting some of them from the second half of 2021 into 2022. As a result, we are now expecting a slower pace of revenue growth recovery in the second half of 2021, with third quarter revenue anticipated to be similar to the second quarter.

“Despite the slower-than-anticipated return to year-over-year revenue growth, we remain encouraged by sales activity levels within the business. We are capitalizing on the increasing interest in flexible, adaptable spaces and prefabricated offsite construction as companies emerge from the pandemic, reoccupy their space and explore new ways of working together. We have strengthened our network of distribution partners, adding 3 new partners during the quarter and are finalizing the onboarding of two general contractors that we expect will join our distribution partner network in the third quarter. Client tours, both virtual and in-person, at our DIRTT Experience Centers (DXCs) hit a 30-month high in June and we continue to expand our strategic account relationships in various stages of development. We have been successful on a number of large strategic account requests for proposal, which we define as being projects exceeding $2 million, with delivery dates beginning in 2022.”

Mr. O’Meara concluded, “We believe our success in prudently executing our strategic plan has positioned us to capitalize on growing sales opportunities as non-residential construction recovers from the COVID-19 pandemic. Our enhanced commercial and manufacturing capabilities are building the foundation for what we believe will be long term, profitable and sustainable revenue growth. We look forward to continuing to leverage the increased brand strength from our strategic marketing initiatives by resuming our annual sales event, Connext, in Chicago in October and by showcasing an inspiring experience of the full scope of the DIRTT solution at the grand opening of our new Dallas DXC late in the third quarter.”

Second Quarter Financial Review

Revenue for the second quarter of 2021 was $41.1 million, a decline of $1.1 million or 2% from the same period of 2020. For the three months ended June 30, 2021 revenues returned to quarterly ranges experienced in the first half of 2020 and have increased by $11.6 million from the first quarter of 2021.

Gross profit for the three months ended June 30, 2021 was $9.2 million or 22.4% of revenue, a decline of $5.0 million or 35% from $14.2 million or 33.7% of revenue for the three months ended June 30, 2020. The reduction was attributable to $1.3 million of higher transportation costs due to third party trucking cost increases, $1.3 million of higher direct material costs due to the combined impact of a 5% increase in the cost of materials and a specialized project that required additional third party manufactured inputs, $0.5 million of incremental costs related to our new Rock Hill plant as well as an estimated $1.1 million impact of a stronger Canadian dollar on Canadian based manufacturing costs. In addition, the three months ended June 30, 2020 included a $1.2 million reversal of a timber provision that did not reoccur in 2021.

Adjusted Gross Profit (see “Non-GAAP Financial Measures”) for the three months ended June 30, 2021 was $11.3 million or 27.4% of revenue, a $4.9 million or 30% decline from $16.1 million or 38.2% of revenue for the three months ended June 30, 2020 for the reasons described above.

Sales and marketing expenses increased by $1.4 million to $7.6 million for the three months ended June 30, 2021, from $6.2 million for the three months ended June 30, 2020. The increases during the quarter were largely related to increased salary and wage expenses as we continue to build our sales organization and $0.3 million of staff transferred from Technology and Development to Sales and Marketing, higher depreciation expense as we completed our Chicago DXC in 2020, offset by lower commission expense. Travel and meals and entertainment expenses increased as restrictions on travel have eased. As economies re-open, we anticipate travel, meals and entertainment expenses will increase over current levels, the timing and amount of such expenses, however, are indeterminate at this time.

General and administrative expenses (“G&A”) increased by $1.6 million to $7.8 million for the three months ended June 30, 2021, from $6.2 million for the three months ended June 30, 2020. The increase was the result of the impact of the stronger Canadian dollar on our cost structure, higher salaries and benefits expenses, inclusive of a one-time severance cost, and professional fees, partially offset by decreased variable compensation costs.

Operations support expenses decreased by $0.1 million to $2.2 million for the three months ended June 30, 2021, from $2.3 million for the three months ended June 30, 2020, due to higher capitalized labor associated with internal capital projects.

Technology and development expenses decreased by $0.2 million to $1.9 million for the three months ended June 30, 2021, compared to $2.1 million for the three months ended June 30, 2020, primarily related to staff transferred to Sales and Marketing.

Net loss for the three months ended June 30, 2021 was $9.7 million compared to net income of $0.3 million for the three months ended June 30, 2020. The higher net loss is primarily the result of the above noted reduction in gross profit, a $4.2 million increase in operating expenses, which was largely due to increased stock based compensation, one-time severance costs and salary and wage expenses as we continue to build our sales organization and execute on our strategic plan and increased activity due to the easing of COVID-19 restrictions, a $0.9 million reduction of government subsidies and a $0.7 increase in interest expense as well as the estimated $1.3 million impact of a stronger Canadian dollar on Canadian based operating expenses. These amounts were partially offset by a $0.9 million reduction in foreign exchange losses.

Adjusted EBITDA (see “Non-GAAP Financial Measures”) for the quarter ended June 30, 2021 was an $6.8 million loss or (16.6%) of revenue, a decline of $7.1 million from $0.3 million, or 0.6% of revenue, for the quarter ended June 30, 2020 for the above noted reasons.

Conference Call and Webcast Details

A conference call and webcast for the investment community is scheduled for Thursday, August 5, 2021 at 8:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Kevin O’Meara, chief executive officer, Geoff Krause, chief financial officer, and Kim MacEachern, director of investor relations.

The conference call will be broadcast live in listen-only mode available through the company website at dirtt.com/investors. Alternatively, click here to listen to the live webcast.

To join by telephone, dial +1-877-479-7708 (toll-free in North America) or +1-647-427-2478 (international). Please dial in a minimum of 15 minutes prior to the start time to ensure a timely connection to the call.

Investors are invited to submit questions to ir@dirtt.com before and during the call. Supplemental information slides will be available within the webcast and at dirtt.com/investors prior to the call start.

A replay of the webcast will be available online and on DIRTT’s website.

Statement of Operations

(Unaudited – Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Product revenue	40,087	40,765	68,629	81,064
Service revenue	1,015	1,390	1,938	2,072

Total revenue	41,102	42,155	70,567	83,136

Product cost of sales	31,091	26,751	54,642	54,041
Costs of under-utilized capacity	—	—	1,756	2,010
Service cost of sales	787	1,188	1,575	1,554

Total cost of sales	31,878	27,939	57,973	57,605

Gross profit	9,224	14,216	12,594	25,531

Expenses
Sales and marketing	7,564	6,177	14,234	13,585
General and administrative	7,780	6,194	15,021	14,019
Operations support	2,213	2,251	4,510	4,783
Technology and development	1,924	2,082	3,859	4,247
Stock-based compensation	1,861	425	2,955	886

Total operating expenses	21,342	17,129	40,579	37,520

Operating loss	(12,118)	(2,913)	(27,985)	(11,989)

Government subsidies	3,431	4,284	7,499	4,284
Foreign exchange gain (loss)	(60)	(960)	(240)	1,359
Interest income	23	57	42	195
Interest expense	(794)	(61)	(1,294)	(96)

	2,600	3,320	6,007	5,742

Income (loss) before tax	(9,518)	407	(21,978)	(6,247)

Income taxes
Current tax expense (recovery)	210	366	210	(215)
Deferred tax expense (recovery)	10	(242)	49	(987)

	220	124	259	(1,202)

Net income (loss)	(9,738)	283	(22,237)	(5,045)

Income (loss) per share
Basic and diluted loss per share	(0.11)	0.00	(0.26)	(0.06)

Weighted average number of shares outstanding (in thousands)
Basic and Diluted	84,752	84,681	84,717	84,681

Non-GAAP Financial Measures

Our condensed consolidated interim financial statements are prepared in accordance with GAAP. These GAAP financial statements include non-cash charges and other charges and benefits that we believe are unusual or infrequent in nature or that we believe may make comparisons to our prior or future performance difficult.

As a result, we also provide financial information in this news release that is not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. Management uses these non-GAAP financial measures in its review and evaluation of the financial performance of the Company. We believe that these non-GAAP financial measures also provide additional insight to investors and securities analysts as supplemental information to our GAAP results and as a basis to compare our financial performance period over period and to compare our financial performance with that of other companies. We believe that these non-GAAP financial measures facilitate comparisons of our core operating results from period to period and to other companies by removing the effects of our capital structure (net interest income on cash deposits, interest expense on outstanding debt and debt facilities, or foreign exchange movements), asset base (depreciation and amortization), the impact of under-utilized capacity on gross profit, tax consequences and stock-based compensation. We remove the impact of all foreign exchange from Adjusted EBITDA. Foreign exchange gains and losses can vary significantly period-to-period due to the impact of changes in the U.S. and Canadian dollar exchange rates on foreign currency denominated monetary items on the balance sheet and are not reflective of the underlying operations of the Company. We remove the impact of under-utilized capacity from gross profit, and fixed production overheads are allocated to inventory on the basis of normal capacity of the production facilities. In periods where production levels are abnormally low, unallocated overheads are recognized as an expense in the period in which they are incurred. In addition, management bases certain forward-looking estimates and budgets on non-GAAP financial measures, primarily Adjusted EBITDA.

Government subsidies, depreciation and amortization, stock-based compensation expense, and foreign exchange gains and losses are excluded from our non-GAAP financial measures because management considers them to be outside of the Company’s core operating results, even though some of those receipts and expenses may recur, and because management believes that each of these items can distort the trends associated with the Company’s ongoing performance. We believe that excluding these expenses provides investors and management with greater visibility to the underlying performance of the business operations, enhances consistency and comparativeness with results in prior periods that do not, or future periods that may not, include such items, and facilitates comparison with the results of other companies in our industry.

The following non-GAAP financial measures are presented in this news release, and a description of the calculation for each measure is included.

Adjusted Gross Profit	Gross profit before deductions for costs of under-utilized capacity, depreciation and amortization

Adjusted Gross Profit Margin	Adjusted Gross Profit divided by revenue

EBITDA	Net income before interest, taxes, depreciation and amortization

Adjusted EBITDA	EBITDA adjusted for foreign exchange gains or losses; stock-based compensation expense; government subsidies; and any other non-core gains or losses

Adjusted EBITDA Margin	Adjusted EBITDA divided by revenue

You should carefully evaluate these non-GAAP financial measures, the adjustments included in them, and the reasons we consider them appropriate for analysis supplemental to our GAAP information. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider any of these non-GAAP financial measures in isolation or as substitutes for an analysis of our results as reported under GAAP. You should also be aware that we may recognize income or incur expenses in the future that are the same as, or similar to some of the adjustments in these non-GAAP financial measures. Because these non-GAAP financial measures may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation for the three and six months ended June 30, 2021 and 2020 of EBITDA and Adjusted EBITDA to our net income (loss), which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)		($ in thousands)
Net Income (loss) for the period	(9,738)	283	(22,237)	(5,045)
Add back (deduct):
Interest Expense	794	61	1,294	96
Interest Income	(23)	(57)	(42)	(195)
Income Tax Expense (Recovery)	220	124	259	(1,202)
Depreciation and Amortization	3,421	2,761	6,823	5,893

EBITDA	(5,326)	3,172	(13,903)	(453)
Foreign Exchange (Gains) Losses	60	960	240	(1,359)
Stock-based Compensation	1,861	425	2,955	886
Government Subsidies	(3,431)	(4,284)	(7,499)	(4,284)

Adjusted EBITDA	(6,836)	273	(18,207)	(5,210)

Net Income (Loss) Margin(1)	(23.7)%	0.7%	(31.5)%	(6.1)%

Adjusted EBITDA Margin	(16.6)%	0.6%	(25.8)%	(6.3)%

(1)	Net income (loss) divided by revenue.

The following table presents a reconciliation for the three and six months ended June 30, 2021 and 2020 of Adjusted Gross Profit to our gross profit, which is the most directly comparable GAAP measure for the periods presented:

(Unaudited Stated in thousands of U.S. dollars)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
	($ in thousands)		($ in thousands)
Gross profit	9,224	14,216	12,594	25,531
Gross profit margin	22.4%	33.7%	17.8%	30.7%
Add: Depreciation and amortization expense	2,033	1,908	4,062	4,169
Add: Costs of under-utilized capacity	—	—	1,756	2,010

Adjusted Gross Profit	11,257	16,124	18,412	31,710

Adjusted Gross Profit Margin	27.4%	38.2%	26.1%	38.1%

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to the expected pace of recovery of revenue growth in the second half of 2021 and our anticipated third quarter 2021 revenues; expectations regarding additions to our distribution partner network; our ability to capitalize on growing sales opportunities and to deliver long-term, profitable and sustainable revenue growth; and expectations regarding the timing of the grand opening of our new Dallas DXC. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 24, 2021, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on May 5, 2021, and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on August 4, 2021.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com